EXHIBIT 16.2

MADSEN & ASSOCIATES, CPA’s INC. Certified Public Accountants and Business Consultants	684 East Vine St., Suite 3 Murray, Utah 84107 Telephone 801-268-2632 Fax 801-262-3978
July 19, 2006

U.S. Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549

Re:  Bloodhound Search Technologies, Inc.
Commission File No. 000-29553

Gentlemen:

We have read Item 4.01(a) of Bloodhound Search Technologies, Inc.’s Form 8-K dated June 20, 2006, filed with the Securities and Exchange Commission on June 26, 2006, as amended on July 6, 2006 and July 19, 2006, and agree with the statements concerning our firm contained therein.

Yours truly,

/s/ Madsen & Associates CPA’s Inc.

Madsen & Associates, CPA’s Inc.
Certified Public Accountants